UNITED STATES

  SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018 (November 1, 2018)

I-AM CAPITAL ACQUISITION COMPANY

 (Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 11th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (212) 878-3684

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

STOCKHOLDERS OF I-AM CAPITAL AND OTHER INTERESTED PERSONS ARE ADVISED TO READ I-AM CAPITAL’S DEFINITIVE PROXY STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SEPTEMBER 19, 2018, AND ITS PROXY STATEMENT SUPPLEMENT FILED WITH THE SEC ON NOVEMBER 5, 2018, IN CONNECTION WITH I-AM CAPITAL’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING IN LIEU OF AN ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED BUSINESS COMBINATION TRANSACTION, AMONG OTHER MATTERS, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. THE PROXY STATEMENT CONTAINS A DESCRIPTION OF THE SECURITY HOLDINGS OF I-AM CAPITAL’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS AS SECURITY HOLDERS UPON THE SUCCESSFUL CONSUMMATION OF THE TRANSACTIONS DESCRIBED THEREIN. I-AM CAPITAL’S DEFINITIVE PROXY STATEMENT WAS DELIVERED TO SECURITY HOLDERS OF I-AM CAPITAL AS OF SEPTEMBER 10, 2018 FOR VOTING ON THE BUSINESS COMBINATION AND THE OTHER TRANSACTIONS DESCRIBED THEREIN. SECURITY HOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF SUCH DOCUMENTS, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: I-AM CAPITAL ACQUISITION COMPANY, 1345 AVENUE OF THE AMERICAS, 11TH FLOOR, NEW YORK, NEW YORK, 10105. THESE DOCUMENTS, AS WELL AS I-AM CAPITAL’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 2018 CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S INTERNET SITE (HTTP://WWW.SEC.GOV ).

PARTICIPANTS IN THE SOLICITATION

I-AM CAPITAL AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATIONS OF PROXIES FROM I-AM CAPITAL’S STOCKHOLDERS IN RESPECT OF THE PROPOSED BUSINESS COMBINATION TRANSACTION. INFORMATION REGARDING I-AM CAPITAL’S DIRECTORS AND EXECUTIVE OFFICERS AND OTHER PARTICIPANTS IN THE PROXY SOLICITATION AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT RELATING TO THE TRANSACTIONS WITH SMAAASH, WHICH CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

ADDITIONAL INFORMATION AND CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

THIS REPORT AND THE EXHIBITS HERETO ARE NOT A PROXY STATEMENT OR SOLICITATION OF A PROXY, CONSENT OR AUTHORIZATION WITH RESPECT TO ANY SECURITIES OR IN RESPECT OF THE PROPOSED TRANSACTION AND SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES PURSUANT TO THE PROPOSED BUSINESS COMBINATION AND OTHER TRANSACTIONS DESCRIBED HEREIN OR OTHERWISE, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

THIS REPORT AND THE EXHIBITS HERETO INCLUDE CERTAIN STATEMENTS THAT MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” REGARDING I-AM CAPITAL AND SMAAASH FOR PURPOSES OF THE FEDERAL SECURITIES LAWS THAT REFLECT THEIR CURRENT VIEWS AND INFORMATION CURRENTLY AVAILABLE. THIS INFORMATION IS, WHERE APPLICABLE, BASED ON ESTIMATES, ASSUMPTIONS AND ANALYSIS THAT MANAGEMENT BELIEVES, AS OF THE DATE HEREOF, PROVIDE A REASONABLE BASIS FOR THE INFORMATION CONTAINED HEREIN. FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS THAT REFER TO FUTURE EVENTS OR CIRCUMSTANCES, INCLUDING ANY UNDERLYING ASSUMPTIONS. THE WORDS “ANTICIPATE,” “BELIEVE,” “CONTINUE,” “COULD,” “ESTIMATE,” “EXPECT,” “INTENDS,” “MAY,” “MIGHT,” “PLAN,” “POSSIBLE,” “POTENTIAL,” “PREDICT,” “PROJECT,” “SHOULD,” “WOULD” AND SIMILAR EXPRESSIONS MAY IDENTIFY FORWARD-LOOKING STATEMENTS, BUT THE ABSENCE OF THESE WORDS DOES NOT MEAN THAT A STATEMENT IS NOT FORWARD-LOOKING.

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE AS OF THE DATE HEREOF, AND CURRENT EXPECTATIONS, FORECASTS AND ASSUMPTIONS, AND INVOLVE A NUMBER OF JUDGMENTS, RISKS AND UNCERTAINTIES. ACCORDINGLY, FORWARD-LOOKING STATEMENTS SHOULD NOT BE RELIED UPON AS REPRESENTING I-AM CAPITAL’S VIEWS AS OF ANY SUBSEQUENT DATE, AND I-AM CAPITAL DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE THEY WERE MADE, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS MAY BE REQUIRED UNDER APPLICABLE SECURITIES LAWS. YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. AS A RESULT OF A NUMBER OF KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES, I-AM CAPITAL’S AND SMAAASH’S ACTUAL RESULTS OR PERFORMANCE MAY BE MATERIALLY DIFFERENT FROM THOSE EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. SOME FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE: (I) THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD DELAY THE BUSINESS COMBINATION OR GIVE RISE TO THE TERMINATION OF THE DEFINITIVE AGREEMENTS RELATING TO THE BUSINESS COMBINATION; (II) THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE PARTIES FOLLOWING ANNOUNCEMENT OF THE BUSINESS COMBINATION; (III) THE INABILITY TO COMPLETE THE BUSINESS COMBINATION DUE TO THE FAILURE TO OBTAIN APPROVAL OF THE STOCKHOLDERS OF I-AM CAPITAL, OR OTHER CONDITIONS TO CLOSING IN THE DEFINITIVE AGREEMENTS RELATING TO THE BUSINESS COMBINATION; (IV) THE RISK THAT THE PROPOSED BUSINESS COMBINATION DISRUPTS CURRENT PLANS AND OPERATIONS OF I-AM CAPITAL, OR  SMAAASH AS A RESULT OF THE ANNOUNCEMENT AND CONSUMMATION OF THE BUSINESS COMBINATION; (V) I-AM CAPITAL’S AND SMAAASH’S ABILITY TO REALIZE THE ANTICIPATED BENEFITS OF THE BUSINESS COMBINATION, WHICH MAY BE AFFECTED BY, AMONG OTHER THINGS, COMPETITION AND THE ABILITY OF I-AM CAPITAL TO GROW AND MANAGE GROWTH PROFITABLY FOLLOWING THE BUSINESS COMBINATION; (VI) COSTS RELATED TO THE BUSINESS COMBINATION; (VII) CHANGES IN APPLICABLE LAWS OR REGULATIONS; AND (VIII) THE POSSIBILITY THAT I-AM CAPITAL, OR SMAAASH MAY BE ADVERSELY AFFECTED BY OTHER ECONOMIC, BUSINESS, AND/OR COMPETITIVE FACTORS.

THE FOREGOING LIST OF FACTORS IS NOT EXCLUSIVE. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER RISK FACTORS ARE CONTAINED IN I-AM CAPITAL’S PRIOR AND FUTURE FILINGS WITH THE SEC. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS CONCERNING I-AM CAPITAL AND SMAAASH, THE TRANSACTIONS DESCRIBED HEREIN OR OTHER MATTERS AND ATTRIBUTABLE TO I-AM CAPITAL, SMAAASH, AND THEIR RESPECTIVE STOCKHOLDERS OR ANY PERSON ACTING ON THEIR BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS ABOVE.

Item 1.01   Entry Into a Material Definitive Agreement.

Third Amendment to Share Subscription Agreement

As previously disclosed in the Current Reports on Form 8-K of I-AM Capital Acquisition Company (the “Company” or I-AM Capital”), filed with the Securities and Exchange Commission (“SEC”) on May 9, 2018 and June 28, 2018, on May 3, 2018, the Company entered into a share subscription agreement (as amended by the Amendment Cum Addendum dated June 22, 2018 and the Second Amendment Cum Addendum dated August 2, 2018, the “Subscription Agreement”), with Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash”), Shripal Morakhia (“Morakhia”), and AHA Holdings Private Limited (“AHA Holdings”, and together with Morakhia, the “Smaaash Founders”), pursuant to which the Company agreed to contribute a cash amount of up to $49 million (the “Investment Amount”) to Smaaash in exchange for (i) up to 89,583,215 newly issued equity shares of Smaaash (“Subscription Shares”), (ii) the right to act as the sole distributor of Smaaash’s active entertainment games in North and South America and (iii) the right to act as the master franchisee for Smaaash’s active entertainment centers in North and South America (the transactions contemplated by the Subscription Agreement, collectively, the “Business Combination”). Assuming a cash contribution amount of $49 million, the Subscription Agreement provides that the equity shares received by the Company would represent approximately 27.53% of the equity capital of Smaaash; provided that such percentage shall be decreased proportionately depending on the number of shares of the Company’s common stock that the public holders of the Company’s common stock elect to redeem in connection with the vote on the Business Combination and the resulting reduction in funds available for contribution to Smaaash.

Pursuant to the Subscription Agreement, the Smaaash Founders further agreed that within six (6) months following the closing of the Business Combination (the “Closing Date”), they shall transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of common stock of the Company (the “Transferred Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash indirectly through  their interest in the Company.

On November 1, 2018, the Company, Smaaash and the Smaaash Founders entered into that certain Third Amendment Cum Addendum to the Share Subscription Agreement Dated May 3, 2018 (the “Amendment”), pursuant to which the Subscription Agreement was further amended to, among other things, provide that the Company shall issue an aggregate of 2,000,000 shares of its common stock, upon consummation of the Business Combination, to the Smaaash Founders as an upfront portion of the Transferred Company Shares (the “Upfront I-AM Shares”).

The issuance of such Upfront I-AM Shares will be held in escrow and shall be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront I-AM Shares shall be deducted from the Transferred Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares.

The foregoing summary of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached hereto as Exhibit 2.1.

Forward Stock Purchase Agreements

On November 2, 2018, the Company entered into a stock purchase agreement (the “Polar SPA”) with Polar Asset Management Partners Inc. (“Polar”), pursuant to which Polar agreed to sell 490,000 shares of the Company’s common stock to the Company 30 days after the consummation of the Business Combination (the “Polar Sale”).

On November 5, 2018, the Company also entered into (i) a stock purchase agreement (the “K2 SPA”) with K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed to sell 220,000 shares of the Company’s common stock to the Company (the “K2 Sale”) and (ii) a stock purchase agreement (the “MEF SPA”) with MEF I, L.P. (“MEF”, and together Polar and K2, collectively, the “Funds” and each a “Fund”), pursuant to which MEF agreed to sell 100,000 shares of the Company’s common stock to the Company (the “MEF Sale” and together with the Polar Sale and the K2 Sale, the “Stock Sales”), with the Stock Sales to take place 30 days after the consummation of the Business Combination.

Each Fund has the right to sell its respective shares to third parties prior to the expiration of the 30-day period. In connection with the closing of the Stock Sales, the Company will pay each Fund $11.23 for each of the shares of the Company’s common stock still held by such Fund at such time and the Company’s sponsor has agreed to transfer to Polar, K2 and MEF, 150,000, 66,000, 30,000 restricted shares of the Company’s common stock, respectively, that are currently held by the Company’s sponsor.

The foregoing summary of the Polar SPA, the K2 SPA and the MEF SPA is qualified in its entirety by reference to the complete text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
2.1	Third Amendment Cum Addendum to the Share Subscription Agreement Dated May 03, 2018, dated as of November 1, 2018. (1)

10.1	Stock Purchase Agreement, dated as of November 2, 2018, by and between the Company and Polar Asset Management Partners Inc.
10.2	Stock Purchase Agreement, dated as of November 5, 2018, by and between the Company and K2 Principal Fund L.P.

10.3	Stock Purchase Agreement, dated as of November 5, 2018, by and between the Company and MEF I, L.P.

(1)	Previously filed as Annex A to the Company’s Proxy Statement Supplement, which was filed with the SEC on November 5, 2018, and is incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2018

I-AM CAPITAL ACQUISITION COMPANY

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer